As filed with the Securities and Exchange Commission on May 21, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FIREFLY NEUROSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	54-1167364
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 Military Road, Kenmore, NY	14217
(Address of Principal Executive Offices)	(Zip Code)

Firefly Neuroscience, Inc. 2024 Long-Term Incentive Plan
(Full title of the plan)

Greg Lipschitz, Chief Executive Officer 1100 Military Road Kenmore, NY 14217 (888) 237-6412

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Louis A. Bevilacqua, Esq.

Bevilacqua PLLC

1050 Connecticut Ave., N.W., Suite 500

Washington, DC  20036

(202) 869-0888

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) registers an aggregate of 154,750 shares of common stock, $0.0001 par value per share (the “common stock”), of Firefly Neuroscience, Inc., a Delaware corporation (the “Registrant”, “we”, “us”, and “our”), that may be issued and sold under the Firefly Neuroscience, Inc. 2024 Long-Term Incentive Plan (the “Plan”).

This Registration Statement also contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis in the future of up to 678,583 shares (the “Shares”) of common stock, $0.0001 par value per share (the “common stock”), of the Company, that may be deemed “control securities” or “restricted securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, by certain stockholders who are employees, executive officers or directors of the Registrant (the “Selling Stockholders”) for the Selling Stockholders’ own accounts. The Shares were granted to the Selling Stockholders pursuant to the Plan. The number of Shares included in the reoffer prospectus represents shares of Common Stock issuable to the Selling Stockholders pursuant to equity awards, including stock options, restricted stock units and deferred stock units, granted to the Selling Stockholders and does not necessarily represent a present intention to sell any or all of the Shares. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus, by the Selling Stockholders and any other person with whom the Selling Stockholders are acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to the persons participating in the Plan, as specified by Rule 428(b)(1) under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

FIREFLY NEUROSCIENCE, INC.

678,583 Shares of Common Stock

This reoffer prospectus relates to 678,583 shares (the “Shares”) of common stock, par value $0.0001 per share (the “common stock”), of Firefly Neuroscience, Inc., a Delaware corporation (the “Registrant” or the “Company”), subject to the satisfaction of any conditions to vesting of the Shares pursuant to the terms of the relevant award agreements, which may be offered from time to time by certain stockholders of the Registrant who are also employees, executive officers or directors of the Registrant (the “Selling Stockholders”) for the Selling Stockholders’ own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to the Firefly Neuroscience, Inc. 2024 Long-Term Incentive Plan (the “Plan”).

The Selling Stockholders may sell the Shares in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell the Shares hereunder on or after the date of this reoffer prospectus. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell the Shares in the section “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our shares of common stock are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “AIFF.” On May 14, 2025, the last reported sale price of our common stock on Nasdaq was $3.33 per share.

The amount of securities to be offered or resold under this reoffer prospectus by the Selling Stockholders, and any other person with whom the Selling Stockholders are acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 2 for a discussion of information that should be considered in connection with an investment in our securities.

The SEC may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See “Plan of Distribution”.

Neither the U.S. Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is May 21, 2025.

ABOUT THIS REOFFER PROSPECTUS

You should rely only on the information contained in this reoffer prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this reoffer prospectus is accurate only as of the date on the front cover of this reoffer prospectus, regardless of the time of delivery of this reoffer prospectus or of any sale of the Shares. Our business, results of operations, financial condition, and prospects may have changed since that date.

In this reoffer prospectus, unless the context indicates otherwise, “we,” “us,” “our,” “Firefly,” the “Company,” the “Registrant,” “our company” and similar references refer to Firefly Neuroscience, Inc., a Delaware corporation.

OUR COMPANY

We are an Artificial Intelligence (“AI”) technology company developing innovative neuroscientific solutions that improve brain health outcomes for patients with mental illnesses and neurological disorders. Our FDA-510(k) cleared Brain Network Analytics software platform (the “BNA Platform”) is focused on advancing diagnostic and treatment approaches for people suffering from mental illnesses and cognitive disorders, including depression, dementia, anxiety disorders, concussions, and attention-deficit/hyperactivity disorder. We have invested a substantial amount of time and resources to develop the software, compile the requisite database of brain wave tests, gain patent protection, and receive Federal Drug Administration (“FDA”) clearance to market and sell the BNA Platform. The BNA Platform is a software as a medical solution that was developed using AI through unsupervised machine learning (via clustering analysis) on our extensive proprietary database of standardized, high-definition longitudinal electroencephalograms (“EEG”) of over 18,000 patients representing twelve disorders, as well as clinically normal patients. The BNA Platform, in conjunction with an FDA-cleared EEG system, may provide clinicians with comprehensive insights into brain function (cognition). These insights could enhance a clinician’s ability to accurately diagnose mental illnesses and cognitive disorders and assist in evaluating what therapy or drug is best suited to optimize a patient’s outcome.

As of the date of this filing, the BNA Platform has been developed and is in the pre-commercial stages but has not yet been launched widely. However, we are currently planning to undertake a commercial launch of the BNA Platform in 2025. We do not expect that additional development costs to achieve this commercial launch will be material. We believe there is potential for such commercialization, both with respect to pharmaceutical companies in their drug research and clinical trial activities, as well as medical practitioners in their clinics. In concert with the commercialization of BNA Platform, we are collaborating with neuroscience drug development companies to support their clinical strategies. We plan to generate revenue through two segments: through the use of BNA Platform by United States neurologists and through collaborations with pharmaceutical companies in support of neuroscience drug development. The proposed business model for neurological clinics consists of a base service fee for licensing the product and a per use fee based on volume. The proposed business model for pharmaceutical companies will be tailored to each customer based on the volume and costs associated to provide such services. In order to commercially launch to the medical community, the company has hired sales staff, conducted soft launches into a number of strategic accounts and plans to continue marketing efforts to secure new accounts. In 2025, the company will focus on targeted outreach and client engagement to commercialize the BNA Platform in the clinics segment. Using its database of potential customers, the company will identify key targets in select markets and connect with them through personalized emails and calls to schedule meetings with decision-makers. The sales team, equipped with marketing materials, case studies, peer-reviewed publications, and knowledge gained from our current research partners, are focused on presenting the platform’s benefits and practical applications during these meetings. Follow-up efforts, including addressing questions and offering support by our Neurological Team, will aim to build strong client relationships and drive adoption of the platform.

The clinical utility of EEG technology to support better outcomes for patients with mental illnesses and cognitive disorders has been well documented. Historically, clinical adoption of EEG by medical professionals, including psychiatrists, neurologists, nurse practitioners and general practitioners, has been limited due to the complexity of interpreting EEG recordings and the inability to practically compare a patient’s brain function to that of a clinically normal age-matched patient. Firefly believes that without defining a standard deviation to the norm, it is not possible to objectively assess brain function. By establishing an objective baseline measurement of brain function, the BNA Platform enables clinicians to optimize patient care, leading to improved outcomes for people suffering from mental illnesses and cognitive disorders.

Our value proposition is supported by real-world use of the BNA Platform. Incorporating the BNA Platform as part of a patient management protocol demonstrated improved response rates, enhanced therapy compliance, reduced non-responder rates and a reduction in need for medication switching among patients. Further, we believe that our extensive clinical database, when combined with advanced AI, provides the opportunity to identify clinically relevant biomarkers that will support better patient outcomes through precision medicine and companion diagnostics. We expect to gather additional data through the clinical deployments and clinical studies conducted by drug companies. This additional data may allow us to discover new biomarkers and objectively measure the impact of therapeutic interventions on patients of different types, further enhancing our platform’s effectiveness. We believe that we will be able to enhance accurate diagnosis and predict what therapy or drug, or a combination thereof, may be best suited to optimize patient outcomes. This represents a paradigm shift in how clinicians manage patients with mental illnesses and cognitive disorders holding the potential to transform brain health.

Corporate Information

Our principal executive offices are located at 1100 Military Road, Kenmore, NY 14217 and our telephone number is (888) 237-6412. We maintain a website at https://www.fireflyneuro.com/. Information available on our website is not incorporated by reference in and is not deemed a part of this reoffer prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our annual report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2025 pursuant to Rule 424(b) under the Securities Act (File No. 001-41092), as well as those discussed in our other filings with the SEC, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this reoffer prospectus. If any of the risks actually occur, our business, results of operations, financial condition, and prospects could be harmed. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	fluctuation and volatility in market price of our common stock due to market and industry factors, as well as general economic, political and market conditions;

●	our ability to continue as a going concern;

●	the impact of dilution on our stockholders, including through the issuance of additional equity securities in the future;

●

our ability to realize the intended benefits of the reverse merger transaction contemplated by certain Agreement and Plan of Merger, dated as of November 15, 2023, as amended by that certain Amendment No. 1 on January 12, 2024, and that certain Amendment No. 2 on June 17, 2024, by and among Firefly Neuroscience, Inc. (formerly known as WaveDancer, Inc.), FFN Merger Sub, Inc. and Firefly Neuroscience 2023, Inc. (formerly known as Firefly Neuroscience, Inc.) (the “Merger”);

●	the impact of our ability to realize the anticipated tax impact of the Merger;

●	the outcome of litigation or other proceedings may become subject to in the future;

●	delisting of our common stock from the Nasdaq or the failure for an active trading market to develop;

●	the failure of our altered business operations, strategies and focus to result in an improvement for the value of our common stock;

●	the availability of and our ability to continue to obtain sufficient funding to conduct planned operations and realize potential profits;

●	our limited operating history;

●	the impact of the complexity of the regulatory landscape on our ability to seek and obtain regulatory approval for its BNA Platform, both within and outside of the U.S.;

●	challenges that we may face with maintaining regulatory approval, if achieved;

●	the impact of the concertation of capital stock ownership with our insiders on stockholders’ ability to influence corporate matters.

●	the impacts of future acquisitions of businesses or products and the potential to fail to realize intended benefits of such acquisition;

●	the potential impact of changes in the legal and regulatory landscape, both within and outside of the U.S.;

●	our dependence on third parties;

●	challenges we may face with respect to our BNA Platform achieving market acceptance;

●	the impact of pricing of our BNA Platform;

●

our ability to obtain, maintain and protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on its proprietary rights;

●	our ability to maintain adequate cyber security and information systems;

●	our ability to generate sufficient revenue to achieve and sustain profitability; and

●	the risk that our significant increased expenses and administrative burdens as a public company could have an adverse effect on our business, financial condition and results of operations.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed or incorporated by reference under the heading “Risk Factors” and elsewhere in this reoffer prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this reoffer prospectus relate only to events or information as of the date on which the statements are made in this reoffer prospectus. Although we have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward-looking statements in this reoffer prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See “Selling Stockholders” and “Plan of Distribution” below.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the Shares by the Selling Stockholders who may, in the future, offer and sell the Shares under this reoffer prospectus. We will not receive any proceeds from the resale of the Shares by the Selling Stockholders.

The table below sets forth, as of May 14, 2025 (the “Determination Date”), (i) the name of each person who is offering the resale of Shares by this reoffer prospectus; (ii) the number of shares of common stock owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this reoffer prospectus, whether or not such Selling Stockholder has a present intention to do so, includes shares that are unvested or contingent as of the Determination Date, but may vest or become issuable in the future; and (iv) the number of shares (and the percentage, if 1% or more) of common stock each person will own after the offering, assuming they sell all of the Shares offered.

Unless otherwise indicated, ownership is direct and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o Firefly Neuroscience, Inc., 1100 Military Road, Kenmore, NY 14217.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.

Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this reoffer prospectus accordingly. We cannot give an estimate as to the number of Shares that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of the common stock under the offering contemplated by this reoffer prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of Shares offered hereby. Please read the section entitled “Plan of Distribution” in this reoffer prospectus.

Name of Selling Stockholder	Amount of Shares of Common Stock Beneficially Owned Prior to this Offering(1)	Amount of Shares of Common Stock Being Offered	Amount of Shares of Common Stock Beneficially Owned After this Offering(2)
			Shares	Percent(3)
Greg Lipschitz, Chief Executive Officer and Director	480,549(4)	197,963(4)	464,052(4)	3.60%
Paul Krzywicki, Chief Financial Officer	8,811(5)	25,000(5)	5,686(5)	*
Arun Menawat, Chairman of the Board	209,690(6)	141,667(6)	209,690(6)	1.62%
David DeCaprio, President and Chief Operating Officer	17,266(7)	280,619(7)	6,268(7)	*
Brian Posner, Director	0(8)	16,667(8)	0	*
Stella Vnook, Director	0(9)	16,667(9)	0	*

*	Represents beneficial ownership of less than 1% of the shares of common stock.

(1)

Reflects shares of common stock beneficially owned as of the Determination Date and the shares of common stock which each Selling Stockholder has a contingent right to receive, including unvested stock options, restricted stock units and deferred stock units, subject to the vesting schedules pursuant to the terms of the relevant award agreements.

(2)

Assumes that all of the Shares being offered under this reoffer prospectus are sold, and that the Selling Stockholders on the Determination Date will not acquire additional shares of common stock before the completion of this offering.

(3)	Based on 12,861,100 shares of common stock issued and outstanding as of the Determination Date.

(4)

The amount of shares of common stock that are beneficially owned consists of (i) 425,579 shares of common stock, (ii) up to 867 shares of common stock that are currently exercisable or exercisable within 60 days of the date of this reoffer prospectus, underlying certain warrants; (iii) up to 37,606 shares of common stock that are currently exercisable or exercisable within 60 days of this reoffer prospectus, underlying certain stock options held by Bower Four Capital Corp., an entity in which Mr. Lipschitz is the sole stockholder; and (iv) 16,497 shares of common stock issuable upon restricted stock units within 60 days of the date of this reoffer prospectus. The shares of common stock being offered consist of (i) 5,499 shares of common stock underlying vested restricted stock units; and (ii) 192,464 shares of common stock underlying unvested restricted stock units, which will be issuable upon future vesting.

(5)

The amount of shares of common stock that are beneficially owned consists of (i) 5,686 shares of common stock that are currently exercisable or exercisable within 60 days of the date of this reoffer prospectus, (ii) up to 1,875 shares of common stock that are exercisable within 60 days of this reoffer prospectus, underlying certain stock options; and (iii) 1,250 shares of common stock issuable upon restricted stock units within 60 days of the date of this reoffer prospectus. The shares of common stock being offered consist of (i) 15,000 shares of common stock issuable upon the exercise of unvested stock options; and (ii) 10,000 shares of common stock underlying unvested restricted stock units, both of which will be issuable upon future vesting.

(6)

The amount of shares of common stock that are beneficially owned consists of (i) 163,603 shares of common stock, and (ii) up to 46,087 shares of common stock that are currently exercisable or exercisable within 60 days of this reoffer prospectus, underlying certain stock options. The shares of common stock being offered consist of (i) 8,333 shares of common stock underlying vested deferred stock units; and (ii) 8,334 shares of common stock underlying unvested deferred stock units, which will be issuable upon future vesting, with both the vested and unvested deferred stock units not yet been delivered; and (iii) 125,000 shares of common stock underlying unvested restricted stock units, which will be issuable upon future vesting.

(7)

The amount of shares of common stock that are beneficially owned consists of underlying stock options to purchase up to 6,268 shares of common stock that are currently exercisable within 60 days of the date of this reoffer prospectus, and (ii) 10,998 shares of common stock issuable upon restricted stock units within 60 days of the date of this reoffer prospectus. The shares of common stock being offered consist of (i) 8,333 shares of common stock underlying vested deferred stock units, (ii) 8,334 shares of common stock underlying unvested deferred stock units, which will be issuable upon future vesting, with both the vested and unvested deferred stock units have not yet been delivered; and (iii) 263,952 shares of common stock underlying unvested restricted stock units, which will be issuable upon future vesting and the satisfaction of certain contingent conditions.

(8)

The shares of common stock being offered consist of (i) 8,333 shares of common stock underlying vested deferred stock units; and (ii) 8,334 shares of common stock underlying unvested deferred stock units, which will be issuable upon future vesting, both of vested and unvested deferred stock units not yet delivered.

(9)

The shares of common stock being offered consist of (i) 8,333 shares of common stock underlying vested deferred stock units; and (ii) 8,334 shares of common stock underlying unvested deferred stock units, which will be issuable upon future vesting, with both the vested and unvested deferred stock units not yet delivered.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this reoffer prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time, subject to the satisfaction of any conditions to vesting of the Shares pursuant to the terms of the relevant award agreements, after the date of this reoffer prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this reoffer prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this reoffer prospectus. The Selling Stockholders reserve the right to accept and, together with the Selling Stockholders’ respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

Subject to the satisfaction of any conditions to vesting of the Shares pursuant to the terms of the relevant award agreements, the Shares offered by this reoffer prospectus may be sold from time to time to purchasers:

●	directly by the Selling Stockholders, or

●

through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions, or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this reoffer prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered, and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this reoffer prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Shares by other means not described in this reoffer prospectus. In addition, any Shares covered by this reoffer prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the securities covered by this reoffer prospectus will be passed upon for us by Bevilacqua PLLC.

EXPERTS

The financial statements of the Company as of and for the fiscal year ended December 31, 2024 are incorporated in this reoffer prospectus by reference in reliance upon the report incorporated by reference of Marcum Canada, LLP, an independent registered public accounting firm, appearing therein (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as disclosed in Note 2 to the consolidated financial statements), and upon the authority of said firm as experts in accounting and auditing.

The financial statements of the Company as of and for the fiscal year ended December 31, 2023 are incorporated in this reoffer prospectus by reference in reliance upon the report incorporated by reference of  Turner, Stone & Company LLP, an independent registered public accounting firm, appearing therein (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as disclosed in Note 2 to the consolidated financial statements), and upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this reoffer prospectus:

(a) The Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 3, 2025;

(b) The Quarterly Report on Form 10-Q for the fiscal year ended March 31, 2025, filed with the SEC on May 14, 2025;

(c) The Current Reports on Form 8-K filed with the SEC on May 5, 2025, April 24, 2025, April 1, 2025, March 12, 2025, February 14, 2025, and January 6, 2025; and

(d) The description of the common stock contained in Exhibit 4.1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 3, 2025, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this reoffer prospectus and prior to the filing of a post-effective amendment to the registration statement of which this reoffer prospectus forms a part that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this reoffer prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this reoffer prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at https://www.fireflyneuro.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this reoffer prospectus.

The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this reoffer prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this reoffer prospectus but not delivered with this reoffer prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this reoffer prospectus incorporates.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *

Item 2. Incorporation of Documents by Reference. *

* The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Firefly Neuroscience, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 3, 2025;

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 14, 2025;

(c) The Registrant’s Current Reports on Form 8-K filed with the SEC on May 5, 2025, April 24, 2025, April 1, 2025, March 12, 2025, February 14, 2025, and January 6, 2025; and

(d) The description of the Registrant’s common stock contained in Exhibit 4.1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 3, 2025, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement on Form S-8 (this “Registration Statement”) and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, the Registrant’s Charter limits the liability of its directors to the fullest extent permitted by the DGCL, and the Registrant’s Bylaws provide that we will indemnify them to the fullest extent permitted by such law. The Registrant has entered into and expects to continue to enter into agreements to indemnify its directors, executive officers and other employees as determined by its board of directors. Under the terms of such indemnification agreements, the Registrant is required to indemnify each of its directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was its director or officer or was serving at the Registrant’s request in an official capacity for another entity. The Registrant must indemnify its officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by the Registrant’s directors and officers may reduce the Registrant’s available funds to satisfy successful third-party claims against us and may reduce the amount of money available to the Registrant.

Item 7. Exemption from Registration Claimed.

The issuance of the securities being offered by the Form S-3 resale prospectus was deemed to be exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under Section 3(b) of the Securities Act as a transaction by an issuer not involving any public offering or pursuant to a compensatory benefit plan and contract relating to compensation as provided under Rule 701. An appropriate restriction was placed upon the recipient’s book entry account with the Registrant’s transfer agent with respect to this transaction. The recipient had adequate access, through the recipient’s relationship with the Registrant, to information about the Registrant.

Item 8. Exhibits.

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation of Firefly Neuroscience, Inc (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 12, 2024)

4.2	Amended and Restated Bylaws of Firefly Neuroscience, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 12, 2024)
5.1*	Opinion of Bevilacqua PLLC
23.1*	Consent of Marcum Canada, LLP
23.2*	Consent of Turner, Stone, and Company LLP
23.3*	Consent of Bevilacqua PLLC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Firefly Neuroscience, Inc. 2024 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on August 12, 2024)
99.2	Form of Nonqualified Stock Option Agreement (incorporated herein by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the SEC on August 12, 2024).
99.3	Form of Incentive Stock Option Agreement (incorporated herein by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the SEC on August 12, 2024)
99.4*	Incentive Stock Option Agreement between Firefly Neuroscience, Inc. and Paul Krzywicki, dated as of March 10, 2025
99.5	Form of Deferred Stock Unit Agreement (incorporated herein by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 3, 2025)
99.6*	Deferred Stock Unit Agreement between Firefly Neuroscience, Inc. and Arun Menawat, dated as of March 10, 2025
99.7*	Deferred Stock Unit Agreement between Firefly Neuroscience, Inc. and Brian Posner, dated as of March 10, 2025
99.8*	Deferred Stock Unit Agreement between Firefly Neuroscience, Inc. and David DeCaprio, dated as of March 10, 2025
99.9*	Deferred Stock Unit Agreement between Firefly Neuroscience, Inc. and Stella Vnook, dated as of March 10, 2025
99.10	Form of Restricted Stock Unit Agreement (incorporated herein by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 3, 2025)
99.11*	Restricted Stock Unit Agreement between Firefly Neuroscience, Inc. and Paul Krzywicki, dated as of March 10, 2025
99.12*	Restricted Stock Unit Agreement between Firefly Neuroscience, Inc. and David DeCaprio, dated as of April 18, 2025
99.13*	Restricted Stock Unit Agreement between Firefly Neuroscience, Inc. and Greg Lipschitz, dated as of April 18, 2025
99.14*	Restricted Stock Unit Agreement between Firefly Neuroscience, Inc. and Arun Menawat, dated as of May 19, 2025
99.15	Form of Restricted Stock Award Agreement (incorporated herein by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 3, 2025)
107*	Calculation of Filing Fee Table

* Filed herewith.

ITEM 9. UNDERTAKINGS.

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kenmore, State of New York, on May 21, 2025.

FIREFLY NEUROSCIENCE, INC.

By:	/s/ Greg Lipschitz
Greg Lipschitz Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Greg Lipschitz and Paul Krzywicki, and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Lipschitz	Chief Executive Officer	May 21, 2025
Greg Lipschitz	(principal executive officer), and Director

/s/ Paul Krzywicki	Chief Financial Officer	May 21, 2025
Paul Krzywicki	(principal financial officer and principal accounting officer)

/s/ Arun Menawat	Chairman of the Board of Directors	May 21, 2025
Arun Menawat

/s/ David DeCaprio	Director	May 21, 2025
David DeCaprio

/s/ Brian Posner	Director	May 21, 2025
Brian Posner

/s/ Stella Vnook	Director	May 21, 2025
Stella Vnook